UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

August 7, 2020

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
5400 Carillon Point Kirkland, WA 98033 (Address of Principal Executive Offices and zip code)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On October 15, 2018, we closed the Purchase and Sale Agreement with EZ-CLONE Enterprises, Inc., a California corporation (the “Agreement”).  On November 5, 2019, we amended the Agreement with one 24.5% shareholder of EZ-CLONE Enterprises, Inc. (“EZ-CLONE”), to extend the date to purchase the remaining 49% of stock of EZ-CLONE in exchange for a 20% extension fee (a total of $171,000 for the 49% or $85,500 for each 24.5% shareholder) of the $855,000 cash payable at the earlier of the closing of $2,000,000 in funding or nine months (July 2020). The Company did not close the purchase of the remaining 49% of stock of EZ-CLONE by the extended deadline and is in discussions with the 24.5% shareholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: August 7, 2020	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer